UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2004

KOGER EQUITY, INC.

(Exact Name of Registrant as Specified in Its Charter)

FLORIDA

(State or Other Jurisdiction of Incorporation)

1-9997	59-2898045

(Commission File Number)	(IRS Employer Identification No.)

225 NE MIZNER BOULEVARD, SUITE 200 BOCA RATON, FLORIDA	33432

(Address of Principal Executive Offices)	(Zip Code)

(561) 395-9666

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Reports)

Item 9. Regulation FD Disclosure.

Koger Equity, Inc. announced the closing of the previously announced acquisition of the Broward Financial Centre, a 24-story, 325,000 square foot Class A office building located in Fort Lauderdale, Florida, for approximately $60.1 million, as more particularly described in its News Release, dated January 15, 2004, a copy of which is attached hereto as Exhibit 99 and by this reference made a part hereof.

For more information on Koger Equity, Inc., contact the company at 800-850-2037 or visit its Web site at www.koger.com.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits

Exhibit Number	Description of Exhibit

99	Koger Equity, Inc. News Release, dated January 15, 2004.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

KOGER EQUITY, INC

Dated: January 15, 2004	By: /s/ Steven A. Abney

Steven A. Abney Title: Vice President, Finance and Chief Accounting Officer

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EXHIBIT INDEX

The following designated exhibits are filed herewith:

Exhibit Number	Description of Exhibit

99	Koger Equity, Inc. News Release, dated January 15, 2004.

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